SCHEDULE 2.1(f)

                            CONTRACTS


I.   MILLPOWERS

     All rights and interests in and to all millpowers owned by Seller and all beneficial interests to all millpowers held in trust including, without limitation, the following millpowers (book and page references are to Holyoke, Massachusetts Land Records):2

     (a)  Existing Millpowers

   Other Party to    Book                  Page
      Contract

Wm. E. Aubin          275                   330
(Cookson Graphics)    175                   266
Holyoke Gas &         659                   408
Electric
Dept.
#1 Elect. Sta.
#2 Dickinson          387                   216
                      603                   55
#3 Holyoke            188                   535
                      241                   6
                      275                   500
                      360                   252
#4 Crocker            661                   270
McElwain              681                   457
#5 Valley Paper       244                   154
Company               271                   305

Linweave              354                   140
Albion                422                   24
                      385                   531
Crocker               236                   67
                      254                   335
                      354                   156
                      375                   201
                      533                   293
Gill "A"              375                   364
                      2027                  373
                      447                   357
Gill "D"              447                   369
Mt. Tom               385                   142
Nonotuck              379                   255
Xidex - Spartan       392                   305
Reality
Parson Paper DIV-NFV  447                   78
Sonoco Products       300                   403
                      312                   5
                      336                   529
                      381                   256
                      385                   507
Holyoke Gas &         659                   428
Electric
(Gas Works)
University Products   230                   101
(Texon)               228                   573
(Highland Mfg.) and   426                   442
(Holyoke Machine)     426                   494
Parsons Paper         2053                  194
Company
Hallmark Van Lines    241                   361
(Franklin Paper Co.)
Commonwealth of       222                   578
Mass.
(Sheldon Co.)
Holyoke Gas &         217                   531
Electric              275                   523
(Graham)              354                   79
(Hadley Mill)

     (b)  Millpowers held in Trust

Grantor                  Book               Page

National Blank Book Co.  2202               127
National Blank Book Co.  2073               535
Marvellum Co.            2497               337
D. Mackintosh & Son      2308               43
Farr Alpaca Corp.        1181               194
American Writing Paper   1792               306
American Thread Co.      1695               377
Frank Gross              1638               34
Ridgewood Hills          3287               293
Holyoke Industrial       2476               227
Properties, Inc.
Holyoke Industrial       2913               541
Properties, Inc.
D.B.&B. Realty Corp.     2854               50
City of Holyoke          1871               351
Sonoco Products Co.      3249               149
H.K. Porter Co., Inc.    3088               65
William E. Aubin         5048               317
William E. Aubin         5048               320
Mack F. Wallace          5049               70
Peerless Realty Corp.    865                434

     (c)  Surplus Millpowers

     Seller currently allows lessees of millpowers to use surplus millpowers from the canals. The current rate for surplus millpowers is $18.90 per twelve hour millpower, or any fraction thereof, when drawn from the canals between 6 a.m. and 6 p.m. or between 6 p.m. of one day and 6 a.m. of the following day.

     (d) Additional Millpowers (Seller believes these millpowers have been extinguished by virtue of merger)

      Some millpowers are in the possession of Seller and described at Book 217, Page 531, Book 275, Page 523, Book 354, Page 79, Book 188, Page 535, Book 228, Page 426, Book 426, Page 442 and Book 426, Page 494 (book and page references are to Holyoke, Massachusetts Land Records).

II.  WATER USE AGREEMENTS

Other Party to Contract         Date of Agreement

Advance Offset Plate,           November 22, 1985
Inc. and William E.
Aubin

City of Holyoke Gas &          September 1, 1985
Electric Department

Linweave, Inc.(Harris          July 30, 1982
Energy)
Sonoco Products Company        February 6, 1985
Hart Top Manufacturing         May 8, 1950
Company, Inc.

III. CAMPSITE LICENSES

Name                     Date of License

Donald Partyka           September 11, 1998
Walter P. Partyka
Lisa M. Partyka
Wendy A. Partyka

Dorothy Sypek            July 25, 1997
Daniel J. Sypek
Lori A. Sypek

Warren R. Tanguay, Jr.   September 29, 1998

Ferdinand Gajda          September 29, 1998

Raymond Bartosz          September 29, 1998
Patricia Bartosz
Kerry Bartosz
Cindy Doray
Raymond Bartosz

Stanley Slapski          September 30, 1998
Freda Slapski
Stanley Slapski, Jr.
William Slapski

Eugene Francis           September 12, 1998
Barbara E. Francis
Bonnie J. Boisselle
David A. Francis
Gene Francis

Joseph G. Langlois       October 6, 1999
Marie E. Langlois
Thomas G. Langlois
Matthew R. Langlois

Joseph G. Langlois       October 6, 1998
Marie E. Langlois
Thomas G. Langlois
Matthew R. Langlois

Arthur Chartier          September 30, 1998
Robert E. Chartier
Jean L. Lacoste

Norman L. Lacoste

Twenty Fivers, Inc.      September 12, 1998
d/b/a Western Mass.
Yacht Club

William Manning          September 29, 1998
Lucille A. Manning

Paul W. Garvulenski      September 15, 1998
Sherry L. Garvulenski
Kristen L. Garvulenski
Matthew S. Garvulenski

Gene W. Nyzio            October 8, 1998
Carol A. Nyzio

Raymond Dupre            October 8, 1998
Barbara Dupre

IV.  USE LICENSES/LEASES

      Name             Date               Location

Dorchester        August 1, 1996  Area 6 at 5 Appleton
Industries                        Street

Nueva Esperanza   January 28,     Water Street (Riverside
                  1998            Station)

Griffin Express,  December 20,    Area 21 at 5 Appleton
Inc.              2000            Street

University        December 28,    Race and Sargeant Street
Products, Inc.    1998

Pioneer Valley    December 27,    Parcels A and B as shown
Railroad          1993            on Exhibit to License
Company, Inc.                     Agreement

Pioneer Valley    July 13, 2000   As shown on Exhibit A to
Railroad                          License Agreement
Company, Inc.

Pioneer Valley    July 13, 2000   As shown on Exhibit A to
Railroad                          License Agreement
Company, Inc.

Pioneer Valley    July 13, 2000   As shown on Exhibit A to
Railroad                          License Agreement
Company, Inc.

V.   CUSTOMER CONTRACTS

        Customer Name                Service Address

Advanced Graphics             104 Whiting Farms Road
Technologies                  Holyoke, MA
American Gravure Engraving
Co.

Ampad Corporation             75 Appleton Street
                              Holyoke, MA

Anitec Printing Plates/Kodak  75 Whiting Farms Road
Polychrome                    Holyoke, MA

Anitec Printing Plates/Kodak  383 Dwight Street
Polychrome                    Holyoke, MA

Atlas Copco Compressors, Inc. 161 Lower Westfield Road
                              Holyoke, MA

Atlas Copco Compressors, Inc. 161 Lower Westfield Road -
                              Test Facility
                              Holyoke, MA

Aubin Properties              383 Dwight Street
                              Granby, CT  06026

Autron Inc./Eastern Spec.     2 Appleton Street
                              Holyoke, MA

Autron Inc./Eastern Spec.     5 Appleton Street
                              Holyoke, MA

BASF Corp.                    3 Hanover Street
                              Holyoke, MA

Central Mass. Machine Inc.    529 S. East Street
                              Holyoke, MA

Curtis Business Forms Inc.    115 Whiting Farms Road
                              Holyoke, MA

Dorchester Industries Inc.    5 Appleton Street
                              Holyoke, MA  01040

Freshwater Aquafarm           Water Street (Riverside
                              Station)
                              Holyoke, MA

Hampden Papers Inc.           100 Water Street
                              Holyoke, MA

Harris Energy & Realty Corp.  20 Water Street
                              Holyoke, MA

Hazen Paper Company           240 S. Water St. - Third
                              Level Canal
                              717 Main Street
                              Holyoke, MA

Holyoke Machine Co.           522 Main Street
                              Holyoke, MA

Holyoke Water Pollution -     1 Berkshire Street - Standby
Control Facility              Service
                              Holyoke, MA

ISO of New England            One Sullivan Road
                              Holyoke, MA  01040

Marcus Printing Company       750 Main Street
                              Holyoke, MA

Mastex Industries Inc.        Cabot & Bigelow Streets
                              Holyoke, MA  01041

Parsons Paper                 84 Sargeant Street
                              Holyoke, MA

Permalin Mfg. Co.             15 Water Street
                              Holyoke, MA

R.R. LeDuc Corporation        100 Bobala Road
                              Holyoke, MA  01040

Sonoco Products Company       200 S. Water Street
                              Holyoke, MA

Specialty Loose Leaf, Inc.    1 Cabot Street
                              Holyoke, MA

U S Distribution Centers Inc. 49 Garfield Street
                              Holyoke, MA

U.S. Tsubaki, Inc.            821 Main Street
                              Holyoke, MA

University Products           S. Canal Street
                              Holyoke, MA

University Products           517 Main Street
                              Holyoke, MA

Note: Certain customer contracts have expired and/or may expire or otherwise terminate before closing.

                    VI.  OPERATING CONTRACTS

(a)  Headwater Benefits Agreement dated January 1, 1993 between
Seller, New England Power Company, Northeast Utilities Service
Company, and Western Massachusetts Electric Company and filed with FERC.

(b) Headwater Benefits Agreement with Mascoma/New Hampshire Water Resources Council. Several hydro-electric projects on the Connecticut River pay headwater benefits to the New Hampshire Water Resource Council. Seller has not located an agreement relating to its obligation to pay such headwater benefits; however, such agreement, if in existence, likely would be filed with FERC.

(c)  Settlement Agreement dated February 14, 2001 relating to the
Water Quality Certification, among Seller, MADEP, Connecticut
Watershed Council, and Trout Unlimited, and assented to by Massachusetts Division of Fisheries and Wildlife.

(d) Springfield/Lamar Advertising Company Use License. Seller currently allows Springfield/Lamar Advertising Company to maintain certain billboards on Seller's property. Seller has not located any written agreement relating to such usage; however, Springfield/Lamar Advertising Company currently pays Seller approximately $27.08 per month for such usage.

(e) Maintenance Agreements. Seller may be obligated to maintain certain bridge or roads. Such maintenance agreements may be recorded and/or may have been executed in connection with the transfer of properties by Seller. All of such agreements relating to the Acquired Assets, including, without limitation, the Facilities and the Distribution System, shall be assumed by Buyer. To the extent such agreements have been located, they have been disclosed to Buyer.

                    VII. CAPITAL EXPENDITURES

All of the contracts, agreements, purchase orders and other documents relating to (a) the Pre-Approved Capital Expenditures and associated Capital Commitments, and (b) those capital improvements and expenditures approved in accordance with Section
5.3.2.